SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

FAIRMOUNT BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	000-53996	27-1783911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8216 Philadelphia Road, Baltimore, MD 21237

(Address of Principal Executive Offices)

(410) 866-4500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on February 26, 2013. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for fiscal 2013 was ratified; a non-binding resolution to approve the compensation of the named executive officers was adopted; and an advisory vote supporting a frequency of every three years for future non-binding resolutions on named executive officers’ compensation was adopted.

The Inspector of Election reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1:	Election of Directors

Name	FOR	WITHHELD
Jay T. French	260,629	10,475
Edgar F. Lassahn, Jr.	260,629	10,475

In addition, there were 129,999 broker non-votes.

PROPOSAL 2:	Ratify Appointment of Smith Elliott Kearns & Company, LLC

FOR	AGAINST	ABSTAIN

400,602	1	500

In addition there were 129,999 broker non-votes.

PROPOSAL 3:	Adoption of a Non-Binding Resolution to Approve the Compensation of Named Executive Officers

FOR	AGAINST	ABSTAIN

263,628	2,426	5,050

In addition there were 129,999 broker non-votes.

PROPOSAL 4:	Advisory Vote on the Frequency of the Non-Binding Resolution to Approve the Compensation of Named Executive Officers

Number of Shares

Every three years	196,233
Every two years	20,063
Every year	50,606
Abstain	4,202

In addition there were 129,999 broker non-votes.

Subsequent to the Annual Meeting, upon the recommendation of the Compensation Committee, the Board of Directors of the Company approved holding future non-binding advisory votes on executive compensation every three years, consistent with the recommendation of the Board of Directors and the preference of the Company’s stockholders, as represented by their votes at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FAIRMOUNT BANCORP, INC.

DATE: February 28, 2013	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President and Chief Executive Officer